Exhibit 99.1

Xylem Inc.
301 Water Street SE, Suite 200
Washington, DC 20003
Tel +1.202.869.9150

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Andrea van der Berg +1 (914) 260-8612
	houston.spencer@xylem.com	andrea.vanderberg@xylem.com

Xylem Reports Fourth Quarter and Full-Year 2022 Earnings

•Fourth quarter revenue grew 14%, up 20% organically
•Fourth quarter earnings per share of $0.82, up 32%; adjusted earnings per share of $0.92, up 46%
•Full-year revenue grew 6%, up 11% organically
•Full-year earnings per share of $1.96, down 17%; adjusted earnings per share of $2.85, up 14%
•Provides 2023 organic revenue growth guidance range of 4% to 6% and adjusted earnings per share range of $3.00 to $3.25

WASHINGTON D.C., February 7, 2023 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported fourth quarter revenue of $1.5 billion, and full-year 2022 revenue of $5.5 billion, surpassing prior guidance, with strong commercial and operational execution. While fourth quarter orders were down 9 percent on a reported basis and down 3 percent organically, the Company grew backlog 14 percent organically on resilient underlying demand. On January 23, Xylem announced it had agreed to acquire Evoqua in a $7.5 billion, all-stock transaction, creating a transformative platform to address intensifying water challenges, globally.

Fourth quarter earnings exceeded Xylem’s previous guidance. Net income was $149 million, or $0.82 per share. Net income margin increased 140 basis points to 9.9 percent. These results included increased restructuring and realignment costs and higher taxes during the quarter. Adjusted net income was $168 million, or $0.92 per share, which excludes the impacts of restructuring, realignment and special charges. Fourth quarter adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin was 18.7 percent, reflecting a year-over-year increase of 250 basis points. Strong price realization offset inflation and, coupled with productivity savings and higher volume, drove the margin expansion, exceeding the impact of strategic investments.

For the full year, net income was $355 million, or $1.96 per share. Net income margin decreased 180 basis points to 6.4 percent. These results were mainly driven by a previously announced, one-time non-cash pension plan settlement. Adjusted net income was $516 million, or $2.85 per share, which excludes the impacts of restructuring, realignment and special charges. Full-year adjusted EBITDA margin was 17.0 percent, reflecting a year-over-year decrease of 10 basis points. Inflation, strategic investments and the impact of chip shortages in the first half exceeded the benefits of price realization and productivity savings. The Company generated $596 million of operating cash flow, representing a 168 percent conversion, and $388 million of free cash flow, representing an 80 percent conversion of net income excluding the non-cash impairment charges and non-cash pension plan settlement.

“The team drove fourth quarter results well above expectations, with very strong performance across all business segments and regions,” said Patrick Decker, Xylem president and CEO. “Resilient demand and strong backlog execution delivered robust double-digit revenue growth with significant margin expansion. That out-performance in the fourth quarter and throughout 2022 has fueled healthy momentum coming into 2023.”

“Our customer focus and operational discipline are building on a foundation of resilient underlying demand for the value of Xylem’s offering in our largest end-markets,” continued Decker. “As trends driving water investment continue to intensify, we are confident about delivering full-year 2023 growth in the mid-single digits, with significant margin expansion, tracking solidly toward Xylem’s longer-term growth milestones. Of course, we’re very excited about the transformative agreement we have announced to acquire Evoqua. The combination will be positioned to have greater impact in addressing the world’s water challenges and create even more value for shareholders. Until the transaction closes, however, we remain focused on delivering our commitments to our stakeholders, as we plan for a smooth integration.”

Xylem announced that its Board of Directors declared a first quarter dividend in the amount of $0.33 per share, an increase of 10 percent. The dividend is payable on March 22, 2023, to shareholders of record as of February 22, 2023.

Full-year 2023 Outlook

Xylem’s full-year and first quarter 2023 guidance does not reflect the planned acquisition of Evoqua, which was announced on January 23, 2023, and is expected to close mid-year 2023. Additional information about the proposed transaction is available at www.xylem.com/investors.

Xylem forecasts full-year 2023 revenue in the range of $5.70 to $5.80 billion, up 3 to 5 percent on a reported basis and up 4 to 6 percent on an organic basis.

Full-year 2023 adjusted EBITDA margin is expected to be in the range of 17.5 to 18.0 percent, an increase of 50 to 100 basis points. This results in adjusted earnings per share of $3.00 to $3.25, which represents an increase of 5 to 14 percent from Xylem’s 2022 adjusted results. Full-year free cash flow conversion to net income is expected to be 100 percent.

Further 2023 planning assumptions are included in Xylem’s fourth quarter 2022 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Fourth Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•Fourth quarter 2022 revenue was $668 million, a 7 percent increase, 15 percent organically, compared with fourth quarter 2021. This strong growth was driven by price realization, robust utilities and industrials demand in the US and Western Europe, and dewatering demand in Emerging Markets.

•Fourth quarter reported operating income for the segment was $132 million, an 8 percent increase versus the comparable period last year. Adjusted operating income for the segment, which excludes $4 million of restructuring and realignment costs, was $136 million, a 10 percent increase versus the comparable period last year. Reported operating margin for the segment was 19.8 percent, up 20 basis points versus the prior year, and adjusted operating margin was 20.4 percent, up 50 basis points versus the prior year. Adjusted EBITDA margin was 22.5 percent, up 80 basis points from the prior year. Favorable price realization net of inflation and higher volume more than offset strategic investments.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.

•Fourth quarter 2022 revenue was $455 million, a 12 percent increase, 17 percent organically, year-over-year. The robust growth was driven by strong price realization across all end-markets and regions.

•Fourth quarter reported operating income for the segment was $61 million, a 22 percent increase versus comparable period last year, and adjusted operating income, which excludes $9 million of restructuring and realignment costs, was $70 million, a 35 percent increase versus the comparable period last year. The segment reported operating margin was 13.4 percent, up 110 basis points versus the prior year period. Adjusted operating margin increased 260 basis points over the prior year period to 15.4 percent. Adjusted EBITDA margin was 16.5 percent, up 270 basis points from the prior year. Margin expansion was driven by strong price realization, more than offsetting inflation, coupled with productivity savings.

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics, and analytic instrumentation.

•Fourth quarter 2022 revenue was $383 million, up 30 percent, 35 percent organically, versus the prior year. The robust growth is driven by improved chip supply compared to prior year, as well as strength in our water quality test and pipeline assessment applications.

•Fourth quarter reported operating income for the segment was $19 million, compared to $17 million loss in the comparable period last year, and adjusted operating income, which excludes $3 million of restructuring and realignment costs and $1 million of special charges, was $23 million, compared to $15 million loss in comparable period last year. The segment reported operating margin was 5.0 percent, up 1080 basis points versus the prior year period. Adjusted operating margin of 6.0 percent increased 1110 basis points over the prior year period. Adjusted EBITDA margin was 15.1 percent, up 800 basis points from the prior year. Strong price realization offset inflation and, coupled with productivity savings and higher volume, drove the margin expansion, exceeding the impact of strategic investments.

Supplemental information on Xylem’s fourth quarter 2022 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###
About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our more than 17,000 diverse employees delivered revenue of $5.5 billion in 2022. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by impacts from the global economic and geopolitical climate, including as a result of the war between Russia and Ukraine, the coronavirus (“COVID-19”) pandemic, and macroeconomic conditions, including inflation. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, inflation, interest rates and related monetary policy by governments in response to inflation, and the strength of the residential and commercial real estate markets, on economic activity and our operations; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic, foreign exchange and other risks associated with our global sales, supply chain and operations, including with respect to domestic content requirements applicable to projects with governmental funding; continued uncertainty around the ongoing impacts of the COVID-19 pandemic on the macroeconomy and our business, operations, growth, and financial condition; actual or potential outbreaks of other epidemics, pandemics or global health crises; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, tight labor markets, prevailing price levels, exchange rates, tariffs and trade protection measures, energy supply, supply chain shortages, logistics challenges, and other factors; demand for our products; competition, including disruption, failure to commercialize innovative technologies, or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our products; availability, shortage or delays in receiving products, parts, including electronic components (in particular, semiconductors), raw materials and energy from our supply chain; disruptions in operations at our facilities or that of third parties upon which we rely; ability to retain and attract senior management and other diverse and key talent, as well as competition for overall talent and labor; defects, security, warranty and liability claims, and recalls with respect to products; uncertainty related to restructuring and realignment actions and related costs and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute, consummate and integrate acquisitions; availability, regulation or interference with radio spectrum used by certain of our products; volatility in served markets or impacts on business and operations due to weather conditions, including the effects of climate change and related mitigation efforts by governmental or regulatory authorities; our ability to achieve our sustainability-related commitments; fluctuations in foreign currency exchange rates; difficulty predicting our financial results; risk of future impairments to goodwill and other intangible assets; changes in our effective tax rates or tax expenses; risks related to our pension and other defined benefit plans; our ability to borrow or refinance our existing indebtedness, and uncertainty around the availability of liquidity sufficient to meet our needs; failure to comply with, or changes in, laws or regulations, including those pertaining to anti-corruption, trade, data privacy and security, our products, competition, and the environment and climate change; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; infringement or expiration of our intellectual property rights or claims that we have infringed the rights of others; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 ("2021 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Additionally, risks and uncertainties relating to our plans to acquire Evoqua could cause our actual results to differ, perhaps materially, from those indicated by these forward-looking statements, including: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the shareholders of Xylem or stockholders of Evoqua or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Xylem or Evoqua; the ability of Xylem and Evoqua to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses.

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this Report. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

Year Ended December 31,	2022	2021	2020
Revenue	$5,522	$5,195	$4,876
Cost of revenue	3,438	3,220	3,046
Gross profit	2,084	1,975	1,830
Selling, general and administrative expenses	1,227	1,179	1,143
Research and development expenses	206	204	187
Restructuring and asset impairment charges	29	7	75
Goodwill impairment charge	—	—	58
Operating income	622	585	367
Interest expense	50	76	77
U.K. pension settlement expense	140	—	—
Other non-operating income (expense), net	7	—	(5)
Gain on sale of businesses	1	2	—
Income before taxes	440	511	285
Income tax expense	85	84	31
Net income	355	427	254
Earnings per share:
Basic	$1.97	$2.37	$1.41
Diluted	$1.96	$2.35	$1.40
Weighted average number of shares:
Basic	180.2	180.2	180.1
Diluted	181.0	181.5	181.1

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

December 31,	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$944	$1,349
Receivables, less allowances for discounts, returns and credit losses of $50 and $44 in 2022 and 2021, respectively	1,096	953
Inventories	799	700
Prepaid and other current assets	173	158
Total current assets	3,012	3,160
Property, plant and equipment, net	630	644
Goodwill	2,719	2,792
Other intangible assets, net	930	1,016
Other non-current assets	661	664
Total assets	$7,952	$8,276
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$723	$639
Accrued and other current liabilities	867	752
Total current liabilities	1,590	1,391
Long-term debt, net	1,880	2,440
Accrued post-retirement benefits	286	438
Deferred income tax liabilities	222	287
Other non-current accrued liabilities	471	494
Total liabilities	4,449	5,050
Stockholders’ equity:
Common stock — par value $0.01 per share:
Authorized 750.0 shares, issued 196.0 and 195.6 shares in 2022 and 2021, respectively	2	2
Capital in excess of par value	2,134	2,089
Retained earnings	2,292	2,154
Treasury stock – at cost 15.2 shares and 14.5 shares in 2021 and 2020, respectively	(708)	(656)
Accumulated other comprehensive loss	(226)	(371)
Total stockholders’ equity	3,494	3,218
Non-controlling interest	9	8
Total equity	3,503	3,226
Total liabilities and stockholders’ equity	$7,952	$8,276

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

Year Ended December 31,	2022	2021	2020
Operating Activities
Net income	$355	$427	$254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	111	118	117
Amortization	125	127	134
Deferred income taxes	(64)	10	(31)
Share-based compensation	37	33	26
Restructuring and asset impairment charges	29	7	75
Goodwill impairment charge	—	—	58
U.K. pension settlement expense	140	—	—
Gain from sale of businesses	(1)	(2)	—
Other, net	(4)	8	46
Payments for restructuring	(11)	(25)	(36)
Contributions to post-retirement benefit plans	(19)	(29)	(27)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(192)	(70)	109
Changes in inventories	(147)	(167)	(5)
Changes in accounts payable	117	81	(39)
Changes in accrued liabilities	57	7	101
Changes in accrued taxes	57	(9)	20
Net changes in other assets and liabilities	6	22	22
Net Cash — Operating activities	596	538	824
Investing Activities
Capital expenditures	(208)	(208)	(183)
Proceeds from sale of businesses	1	10	—
Cash received from investments	8	3	200
Cash paid for investments	(11)	—	(200)
Cash received from cross-currency swaps	28	14	12
Settlement of currency forward agreement	(10)	—	—
Other, net	1	(2)	2
Net Cash — Investing activities	(191)	(183)	(169)
Financing Activities
Short-term debt issued, net	—	—	359
Short-term debt repaid, net	—	—	(640)
Long-term debt issued, net	—	—	985
Long-term debt repaid, net	(527)	(600)	—
Repurchase of common stock	(52)	(68)	(61)
Proceeds from exercise of employee stock options	8	19	20
Dividends paid	(217)	(203)	(188)
Other, net	(2)	(3)	(2)
Net Cash — Financing activities	(790)	(855)	473
Effect of exchange rate changes on cash	(20)	(26)	23
Net change in cash and cash equivalents	(405)	(526)	1,151
Cash and cash equivalents at beginning of year	1,349	1,875	724
Cash and cash equivalents at end of year	$944	$1,349	$1,875
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$76	$99	$77
Income taxes (net of refunds received)	$91	$83	$41

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflects the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as free cash flows divided by net income, excluding the gain on sale of businesses and other significant non-cash impacts, such as non-cash impairment charges and significant deferred tax items. Our definitions of "free cash flow" and "free cash flow conversion" do not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for costs related to the UK pension plan buyout.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions/ Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2022	2021

Year Ended December 31
Xylem Inc.	6,257	6,300	(43)	(1)%	18	279	254	4%	4%
Water Infrastructure	2,607	2,471	136	6%	—	166	302	12%	12%
Applied Water	1,794	1,860	(66)	(4)%	—	68	2	0%	0%
Measurement & Control Solutions	1,856	1,969	(113)	(6)%	18	45	(50)	(3)%	(3)%

Quarter Ended December 31
Xylem Inc.	1,439	1,584	(145)	(9)%	—	90	(55)	(3)%	(3)%
Water Infrastructure	622	598	24	4%	—	53	77	13%	13%
Applied Water	400	451	(51)	(11)%	—	23	(28)	(6)%	(6)%
Measurement & Control Solutions	417	535	(118)	(22)%	—	14	(104)	(19)%	(19)%

Quarter Ended September 30
Xylem Inc.	1,419	1,518	(99)	(7)%	7	82	(10)	(1)%	(1)%
Water Infrastructure	594	623	(29)	(5)%	—	47	18	3%	3%
Applied Water	409	446	(37)	(8)%	—	20	(17)	(4)%	(4)%
Measurement & Control Solutions	416	449	(33)	(7)%	7	15	(11)	(2)%	(4)%

Quarter Ended June 30
Xylem Inc.	1,684	1,660	24	1%	5	67	96	6%	5%
Water Infrastructure	731	639	92	14%	—	42	134	21%	21%
Applied Water	480	486	(6)	(1)%	—	15	9	2%	2%
Measurement & Control Solutions	473	535	(62)	(12)%	5	10	(47)	(9)%	(10)%

Quarter Ended March 31
Xylem Inc.	1,715	1,538	177	12%	6	40	223	14%	14%
Water Infrastructure	660	611	49	8%	—	24	73	12%	12%
Applied Water	505	477	28	6%	—	10	38	8%	8%
Measurement & Control Solutions	550	450	100	22%	6	6	112	25%	24%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions/ Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2022	2021

Year Ended December 31
Xylem Inc.	5,522	5,195	327	6%	9	259	595	11%	11%
Water Infrastructure	2,364	2,247	117	5%	—	149	266	12%	12%
Applied Water	1,767	1,613	154	10%	—	66	220	14%	14%
Measurement & Control Solutions	1,391	1,335	56	4%	9	44	109	8%	7%

Quarter Ended December 31
Xylem Inc.	1,506	1,323	183	14%	—	86	269	20%	20%
Water Infrastructure	668	622	46	7%	—	50	96	15%	15%
Applied Water	455	406	49	12%	—	22	71	17%	17%
Measurement & Control Solutions	383	295	88	30%	—	14	102	35%	35%

Quarter Ended September 30
Xylem Inc.	1,380	1,265	115	9%	4	80	199	16%	15%
Water Infrastructure	574	547	27	5%	—	46	73	13%	13%
Applied Water	458	400	58	15%	—	21	79	20%	20%
Measurement & Control Solutions	348	318	30	9%	4	13	47	15%	14%

Quarter Ended June 30
Xylem Inc.	1,364	1,351	13	1%	3	60	76	6%	5%
Water Infrastructure	589	569	20	4%	—	34	54	9%	9%
Applied Water	429	414	15	4%	—	15	30	7%	7%
Measurement & Control Solutions	346	368	(22)	(6)%	3	11	(8)	(2)%	(3)%

Quarter Ended March 31
Xylem Inc.	1,272	1,256	16	1%	2	33	51	4%	4%
Water Infrastructure	533	509	24	5%	—	19	43	8%	8%
Applied Water	425	393	32	8%	—	8	40	10%	10%
Measurement & Control Solutions	314	354	(40)	(11)%	2	6	(32)	(9)%	(10)%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		Q4		YTD
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Total Revenue
• Total Xylem	1,272	1,256	1,364	1,351	1,380	1,265	1,506	1,323	5,522	5,195
• Water Infrastructure	533	509	589	569	574	547	668	622	2,364	2,247
• Applied Water	425	393	429	414	458	400	455	406	1,767	1,613
• Measurement & Control Solutions	314	354	346	368	348	318	383	295	1,391	1,335
Operating Income
• Total Xylem	111	133	146	160	168	152	197	140	622	585
• Water Infrastructure	74	71	108	93	104	101	132	122	418	387
• Applied Water	59	66	61	64	77	60	61	50	258	240
• Measurement & Control Solutions	(10)	9	(5)	13	(2)	7	19	(17)	2	12
• Total Segments	123	146	164	170	179	168	212	155	678	639
Operating Margin
• Total Xylem	8.7%	10.6%	10.7%	11.8%	12.2%	12.0%	13.1%	10.6%	11.3%	11.3%
• Water Infrastructure	13.9%	13.9%	18.3%	16.3%	18.1%	18.5%	19.8%	19.6%	17.7%	17.2%
• Applied Water	13.9%	16.8%	14.2%	15.5%	16.8%	15.0%	13.4%	12.3%	14.6%	14.9%
• Measurement & Control Solutions	(3.2)%	2.5%	(1.4)%	3.5%	(0.6)%	2.2%	5.0%	(5.8)%	0.1%	0.9%
• Total Segments	9.7%	11.6%	12.0%	12.6%	13.0%	13.3%	14.1%	11.7%	12.3%	12.3%
Special Charges
• Total Xylem	1	2	1	—	13	1	1	1	16	4
• Water Infrastructure	—	—	—	—	—	—	—	—	—	—
• Applied Water	—	1	—	—	—	—	—	—	—	1
• Measurement & Control Solutions	—	—	1	—	12	—	1	—	14	—
• Total Segments	—	1	1	—	12	—	1	—	14	1
Restructuring & Realignment Costs
• Total Xylem	4	8	8	6	6	2	16	6	34	22
• Water Infrastructure	1	5	3	4	3	1	4	2	11	12
• Applied Water	1	1	2	2	1	2	9	2	13	7
• Measurement & Control Solutions	2	2	3	—	2	(1)	3	2	10	3
• Total Segments	4	8	8	6	6	2	16	6	34	22
Adjusted Operating Income
• Total Xylem	116	143	155	166	187	155	214	147	672	611
• Water Infrastructure	75	76	111	97	107	102	136	124	429	399
• Applied Water	60	68	63	66	78	62	70	52	271	248
• Measurement & Control Solutions	(8)	11	(1)	13	12	6	23	(15)	26	15
• Total Segments	127	155	173	176	197	170	229	161	726	662
Adjusted Operating Margin
• Total Xylem	9.1%	11.4%	11.4%	12.3%	13.6%	12.3%	14.2%	11.1%	12.2%	11.8%
• Water Infrastructure	14.1%	14.9%	18.8%	17.0%	18.6%	18.6%	20.4%	19.9%	18.1%	17.8%
• Applied Water	14.1%	17.3%	14.7%	15.9%	17.0%	15.5%	15.4%	12.8%	15.3%	15.4%
• Measurement & Control Solutions	(2.5)%	3.1%	(0.3)%	3.5%	3.4%	1.9%	6.0%	(5.1)%	1.9%	1.1%
• Total Segments	10.0%	12.3%	12.7%	13.0%	14.3%	13.4%	15.2%	12.2%	13.1%	12.7%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q4 2022				Q4 2021
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,506	—		1,506	1,323	—		1,323
Operating Income	197	17	a	214	140	7	a	147
Operating Margin	13.1%			14.2%	10.6%			11.1%
Interest Expense	(13)			(13)	(13)	—		(13)
Other Non-Operating Income (Expense)	5			5	(1)	3	b	2
Income before Taxes	189	—		206	126	10		136
Provision for Income Taxes	(40)	2	c	(38)	(13)	(8)	c	(21)
Net Income attributable to Xylem	149	2		168	113	2		115
Diluted Shares	181.3			181.3	181.6			181.6
Diluted EPS	$0.82	$0.10		$0.92	$0.62	$0.01		$0.63
Year-over-year currency translation impact on current year diluted EPS	$(0.08)	$(0.01)		$(0.09)
Diluted EPS at Constant Currency	$0.90	$0.11		$1.01

	Q4 YTD 2022				Q4 YTD 2021
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	5,522	—		5,522	5,195	—		5,195
Operating Income	622	50	a	672	585	26	a	611
Operating Margin	11.3%			12.2%	11.3%			11.8%
Interest Expense	(50)	—		(50)	(76)	—		(76)
Other Non-Operating Income (Expense)	7	4	b	11	—	8	b	8
U.K. Pension Buyout Settlement	(140)	140	b	—	—	—		—
Gain/(Loss) from sale of businesses	1	(1)		—	2	(2)		—
Income before Taxes	440	193		633	511	32		543
Provision for Income Taxes	(85)	(32)	c	(117)	(84)	(7)	c	(91)
Net Income attributable to Xylem	355	161		516	427	25		452
Diluted Shares	181.0			181.0	181.5			181.5
Diluted EPS	$1.96	$0.89		$2.85	$2.35	$0.14		$2.49
Year-over-year currency translation impact on current year diluted EPS	$(0.17)	$(0.17)		$(0.34)
Diluted EPS at Constant Currency	$2.13	$1.06		$3.19

a	Quarter-to-date: Restructuring & realignment costs of $16 million in 2022 and $6 million in 2021, as well as special charges of $1 million in 2022 (asset impairment charge) and $1 million in 2021 for UK pension plan charges.
Year-to-date: Restructuring & realignment costs of $34 million in 2022 and $22 million in 2021, as well as special charges of $16 million in 2022 ($2 million UK pension plan charges and $14 million of asset impairment charges) and $4 million ($1 million of intangible asset impairment charges and $3 million of other charges) in 2021.
b	Quarter-to-date: Special non-operating charges consist of $3 million in 2021 for costs related to the UK pension plan.
Year-to-date: Special non-operating charges consist of $144 million in 2022 related to the UK pension plan charges and buyout settlement and $8 million in 2021 for costs related to the UK pension plan.
c	Quarter-to-date: Net tax impact on restructuring & realignment costs of $3 million in 2022 and $1 million in 2021; net tax impact on special charges of $1 million in 2021; and $5 million in 2022 of a positive impact from tax related special charges and $6 million in 2021 of negative impact from tax related special benefits to GAAP tax, respectively.
Year-to-date: Net tax impact on restructuring & realignment costs of $7 million in 2022 and $5 million in 2021; $26 million net tax impact on special charges in 2022 and $2 million 2021; and $1 million of positive impact from tax related special charges to GAAP tax in 2022.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Q4		Year Ended
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Net Cash - Operating Activities	$(81)	$(26)	$113	$232	$202	$112	$362	$220	$596	$538
Capital Expenditures - PP&E	(31)	(22)	(30)	(25)	(37)	(33)	(41)	(62)	(139)	(142)
Capital Expenditures - Software	(18)	(17)	(16)	(16)	(16)	(14)	(19)	(19)	(69)	(66)
Capital Expenditures	(49)	(39)	(46)	(41)	(53)	(47)	(60)	(81)	(208)	(208)
Free Cash Flow	$(130)	$(65)	$67	$191	$149	$65	$302	$139	$388	$330
Net Income	82	87	112	113	12	114	149	113	355	427
Gain/(Loss) from sale of businesses	1	—	—	2	—	—	—	—	1	2
Impairment	—	(1)	—	—	—	—	—	—	—	(1)
U.K. pension buyout settlement - non-cash release from AOCI	—	—	—	—	(140)	—	—	—	(140)	—
U.K. pension buyout settlement - non-cash tax release from AOCI	0	0	0	0	23	0	0	0	23	0
Special Charges - non-cash impairment	—	(1)	(1)	—	(12)	—	(1)	—	(14)	(1)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and significant deferred tax items	$81	$89	$113	$111	$141	$114	$150	$113	$485	$427
Operating Cash Flow Conversion	(99)%	(30)%	101%	205%	1,683%	98%	243%	195%	168%	126%
Free Cash Flow Conversion	(160)%	(73)%	59%	172%	106%	57%	201%	123%	80%	77%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Net Income	82	112	12	149	355
Net Income Margin	6.4%	8.2%	0.9%	9.9%	6.4%
Depreciation	28	28	27	28	111
Amortization	30	32	31	32	125
Interest Expense (Income), net	11	10	7	6	34
Income Tax Expense	16	24	5	40	85
EBITDA	167	206	82	255	710
Share-based Compensation	9	9	10	9	37
Restructuring & Realignment	4	8	6	16	34
U.K. Pension Settlement	—	—	140	—	140
Special Charges	2	3	14	1	20
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Adjusted EBITDA	181	226	252	281	940
Revenue	1,272	1,364	1,380	1,506	5,522
Adjusted EBITDA Margin	14.2%	16.6%	18.3%	18.7%	17.0%

2021
	Q1	Q2	Q3	Q4	Total
Net Income	87	113	114	113	427
Net Income Margin	6.9%	8.4%	9.0%	8.5%	8.2%
Depreciation	30	29	31	28	118
Amortization	32	33	31	31	127
Interest Expense (Income), net	19	19	20	11	69
Income Tax Expense	27	25	19	13	84
EBITDA	195	219	215	196	825
Share-based Compensation	9	8	8	8	33
Restructuring & Realignment	8	6	2	6	22
Special Charges	3	3	2	4	12
Loss/(gain) from sale of business	—	(2)	—	—	(2)
Adjusted EBITDA	215	234	227	214	890
Revenue	1,256	1,351	1,265	1,323	5,195
Adjusted EBITDA Margin	17.1%	17.3%	17.9%	16.2%	17.1%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	74	108	104	132	418
Depreciation	11	11	11	11	44
Amortization	2	3	1	3	9
Other non-operating expense, excluding interest income	(4)	1	—	(1)	(4)
EBITDA	83	123	116	145	467
Share-based Compensation	1		—	1	2
Restructuring & Realignment	1	3	3	4	11
Adjusted EBITDA	85	126	119	150	480
Revenue	533	589	574	668	2,364
Adjusted EBITDA Margin	15.9%	21.4%	20.7%	22.5%	20.3%

2021
	Q1	Q2	Q3	Q4	Total
Operating Income	71	93	101	122	387
Depreciation	11	11	11	10	43
Amortization	2	2	1	3	8
Other non-operating expense, excluding interest	(2)	(2)	1	(2)	(5)
EBITDA	82	104	114	133	433
Share-based Compensation	1	—	1	—	2
Restructuring & Realignment	5	4	1	2	12
Adjusted EBITDA	88	108	116	135	447
Revenue	509	569	547	622	2,247
Adjusted EBITDA Margin	17.3%	19.0%	21.2%	21.7%	19.9%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	59	61	77	61	258
Depreciation	5	4	4	4	17
Amortization	—	1	—	1	2
Other non-operating expense, excluding interest income	(1)	—	(1)	—	(2)
EBITDA	63	66	80	66	275
Share-based Compensation	1	1	2	—	4
Restructuring & Realignment	1	2	1	9	13
Adjusted EBITDA	65	69	83	75	292
Revenue	425	429	458	455	1,767
Adjusted EBITDA Margin	15.3%	16.1%	18.1%	16.5%	16.5%

2021
	Q1	Q2	Q3	Q4	Total
Operating Income	66	64	60	50	240
Loss/(Gain) from sale of business	—	2	—	—	2
Depreciation	5	5	5	5	20
Amortization	1	1	—	—	2
Other non-operating expense, excluding interest income	—	(1)	—	(2)	(3)
EBITDA	72	71	65	53	261
Share-based Compensation	1	1	1	1	4
Restructuring & Realignment	1	2	2	2	7
Loss/(Gain) from sale of business	1	—	—	—	1
Special Charges	—	(2)	—	—	(2)
Adjusted EBITDA	75	72	68	56	271
Revenue	393	414	400	406	1,613
Adjusted EBITDA Margin	19.1%	17.4%	17.0%	13.8%	16.8%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	(10)	(5)	(2)	19	2
Loss/(Gain) from sale of business	1	—	—	—	1
Depreciation	9	8	8	8	33
Amortization	25	26	27	26	104
Other non-operating expense, excluding interest income	—	(1)	(1)	—	(2)
EBITDA	25	28	32	53	138
Share-based Compensation	1	2	2	1	6
Restructuring & Realignment	2	3	2	3	10
Special Charges	—	1	12	1	14
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Adjusted EBITDA	27	34	48	58	167
Revenue	314	346	348	383	1,391
Adjusted EBITDA Margin	8.6%	9.8%	13.8%	15.1%	12.0%

2021
	Q1	Q2	Q3	Q4	Total
Operating Income	9	13	7	(17)	12
Loss/(Gain) from sale of business	—	—	—	—	—
Depreciation	9	10	11	8	38
Amortization	27	27	27	26	107
Other non-operating expense, excluding interest income	(1)	(1)	—	—	(2)
EBITDA	44	49	45	17	155
Share-based Compensation	1	2	1	2	6
Restructuring & Realignment	2	—	(1)	2	3
Adjusted EBITDA	47	51	45	21	164
Revenue	354	368	318	295	1,335
Adjusted EBITDA Margin	13.3%	13.9%	14.2%	7.1%	12.3%